SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 26, 2004

                         Commission file number 0-19292

                              BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

               Massachusetts                             03-0300793
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                 Identification No.)

         4960 Conference Way North, Suite 100, Boca Raton, Florida 33431
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement a Registrant.

      On August 26, 2004, we borrowed $9.6 million under an existing acquisition and development loan with Wachovia Bank, N.A. (the "Loan"). The Loan is collateralized by the real property homesites (and personal property related thereto) at our Sanctuary Cove(TM) at St. Andrews Sound residential land community in Brunswick, Georgia. Principal payments on the Loan are effected through agreed-upon release prices paid to Wachovia Bank, N.A., as homesites at Sanctuary Cove at St. Andrews Sound are sold, subject to minimum quarterly amortization commencing on November 12, 2004. The Loan bears interest at the London Interbank Offered Rate plus 2%, subject to increase in the event of a default, as defined in the Loan documents. Interest payments are due monthly. The Loan matures on October 12, 2006, however we can extend the maturity of the Loan until November 12, 2008, subject to certain customary extension terms and conditions.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 1, 2004                     By: /S/ JOHN F. CHISTE
                                                --------------------------------
                                                John F. Chiste
                                                Senior Vice President, Treasurer
                                                and Chief Financial Officer